Exhibit 24.1
POWER OF ATTORNEY

KNOWN BY ALL PERSONS BY THESE PRESENTS, that the undersigned Director of Regions Financial Corporation, a Delaware corporation (the “Company”), by his or her execution hereof or upon an identical counterpart hereof, does hereby constitute and appoint Tara A. Plimpton and/or Andrew S. Nix and either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a post-effective amendment to registration statement on Form S-8 (the “Post-Effective Amendment”) registering shares of common stock, par value $0.01, of the Company for issuance pursuant to the Regions Financial Corporation 2025 Long Term Incentive Plan that were previously available for issuance pursuant to the Regions Financial Corporation 2015 Long Term Incentive Plan, to be filed with the Securities and Exchange Commission (the “Commission”), including any and all amendments (including post-effective amendments) to the Post-Effective Amendment, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, hereby grants unto each of said attorneys-in-fact and agents, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, or either of them, or their substitutes, shall do or cause to be done by virtue hereof.

This power of attorney will be governed by and construed in accordance with the laws of the State of Delaware. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand as of this 16th day of April, 2025.

/s/ Mark A. Crosswhite	/s/ James T. Prokopanko
Mark A. Crosswhite	James T. Prokopanko

/s/ Noopur Davis	/s/ Alison S. Rand
Noopur Davis	Alison S. Rand

/s/ Zhanna Golodryga	/s/ William C. Rhodes, III
Zhanna Golodryga	William C. Rhodes, III

/s/ J. Thomas Hill	/s/ Lee J. Styslinger III
J. Thomas Hill	Lee J. Styslinger III

/s/ Roger W. Jenkins	/s/ José S. Suquet
Roger W. Jenkins	José S. Suquet

/s/ Joia M. Johnson	/s/ Timothy Vines
Joia M. Johnson	Timothy Vines

/s/ Ruth Ann Marshall
Ruth Ann Marshall